UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2016

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 5000, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Castle Brands Inc., a Florida corporation (the “Company”), held its 2015 annual meeting of shareholders on March 17, 2016. A total of 138,140,779 shares of common stock of the Company were present or represented at the meeting, constituting a quorum.

Listed below are the matters voted upon and the final results of such voting:

1. All of the nominees for director were elected, each to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, as follows:

Name	For	Withheld	Broker Non-Votes
Mark Andrews	93,430,350	8,368,870	36,341,559
John F. Beaudette	94,109,337	7,689,883	36,341,559
Henry C. Beinstein	94,088,431	7,710,789	36,341,559
Phillip Frost, M.D.	90,322,906	11,476,314	36,341,559
Dr. Richard M. Krasno	94,103,564	7,695,656	36,341,559
Richard J. Lampen	93,491,971	8,307,249	36,341,559
Steven D. Rubin	90,316,651	11,482,569	36,341,559
Mark Zeitchick	93,359,436	8,439,784	36,341,559

2. The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for fiscal 2016 was ratified, as follows:

For	Against	Abstain	Broker Non-Votes
133,224,371	4,613,697	302,711	0

3. The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
95,309,374	5,062,954	1,426,892	36,341,559

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

March 18, 2016	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: Senior Vice President, CFO, Treasurer and Secretary